SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

     Date of Report: (Date of earliest event reported) : February 14th, 2006

                          Commission File No. 000-49628

                           TELEPLUS ENTERPRISES, INC.

             (Exact name of registrant as specified in its charter)

            Nevada                                         90-0045023
-------------------------------                            ----------
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)


       7575 Transcanadienne, Suite 305, St-Laurent, Quebec, Canada H4T 1V6
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                    (Address of principal executive offices)

                                  514-344-0778
                     --------------------------------------
                            (Issuer telephone number)

            465 St. Jean, Suite 601, Montreal, Quebec, Canada H2Y 2R6
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                            (Former Name and Address)

ITEM  8.01.   OTHER EVENTS.

TelePlus Enterprises, Inc. ("TelePlus") decided, after more than 12 months of efforts to downsize and consolidate its Canadian retail operations conducted by its wholly-owned subsidiary Teleplus Retail Services Inc. ("Retail"), to divest itself of its retail operations and, on January 13, 2006, caused Retail to file in Canada a Notice of Intention to make a Proposal under the Bankruptcy and Insolvency Act (Canada). This decision has enabled TelePlus to focus on its highly profitable, core re-seller business and, at the same time, end Retail's negative impact on TelePlus' cash flows and earnings. Under Canadian law, Retail had until February 12, 2006 to make a proposal to creditors but Retail elected not to do so. As a result, Retail is deemed to have made an assignment of its assets to its creditors under the bankruptcy act and has ceased operations and this effective as of February 12, 2006. This step is the final step in Teleplus' divestiture of the unprofitable retail operation. This action taken by Retail will not adversely affect the activities of TelePlus or any of its other wholly owned subsidiaries.

                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Teleplus Enterprises, Inc.


February 14, 2006                       /s/  Marius  Silvasan
                                        --------------------------
                                        Marius Silvasan
                                        Chief Executive Officer


February 14, 2006                       /s/  Robert Krebs
                                        --------------------------
                                        Robert Krebs
                                        Chief Financial Officer


February 14, 2006                       /s/  Tom Davis
                                        --------------------------
                                        Tom Davis
                                        Chief Operating Officer


February 14, 2006                       /s/  Kelly McLaren
                                        --------------------------
                                        Kelly McLaren
                                        President